EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-100179 of Northrop Grumman Corporation on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the Northrop Grumman Financial Security and Savings Program for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
June 25, 2008

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